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SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PIONEER DRILLING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

July 10, 2002

Dear Shareholder:

        On behalf of the Board of Directors, we invite you to attend the 2002 Annual Meeting of Shareholders of Pioneer Drilling Company. We will hold the meeting at 10:00 a.m., Central Time, on Friday, August 16, 2002, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas.

        On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Pioneer Drilling Company's operations during the fiscal year ended March 31, 2002 is enclosed.

        We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

        Thank you for your interest in Pioneer Drilling Company.

Sincerely,

Michael E. Little Chairman and Chief Executive Officer

PIONEER DRILLING COMPANY
9310 Broadway, Bldg. I
San Antonio, Texas 78217

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, August 16, 2002

To the Shareholders of Pioneer Drilling Company:

        The Annual Meeting of Shareholders of Pioneer Drilling Company will be held on Friday, August 16, 2002, at 10:00 a.m., local time, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas. At the meeting, we will ask you to consider and take action on the following:

  (1)
  election of three directors as members of the Board of Directors of Pioneer Drilling Company, to serve until their successors have been duly elected and qualified (Proposal 1);

  (2)
  ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2003 (Proposal 2); and

  (3)
  transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

        We are sending this notice and the attached proxy statement to our shareholders on or about July 10, 2002. Our Board of Directors has set the close of business on June 24, 2002 as the record date for determining shareholders entitled to receive notice of and vote at the Annual Meeting. A list of all shareholders entitled to vote is available for inspection during normal business hours at our principal offices at 9310 Broadway, Bldg. I, San Antonio, Texas 78217. This list will also be available at the meeting.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to assure a quorum, please vote, sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting.

By Order of the Board of Directors,

William D. Hibbetts Secretary
San Antonio, Texas July 10, 2002

PIONEER DRILLING COMPANY

PROXY STATEMENT
FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

Q:
What am I being asked to vote on?

A:
We are asking you to vote on the following:
•
the election of three directors as members of the Board of Directors of Pioneer Drilling Company to serve until our 2005 annual meeting of shareholders and until their successors have been duly elected and qualified;

•
the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2003; and

•
the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.
Q:
Who may vote?

A:
All shareholders of record as of the close of business on June 24, 2002, the record date, are entitled to vote. Shareholders are entitled to one vote per share of common stock held. As of June 24, 2002, 16,122,459 shares of our common stock were outstanding.

Q:
Who may attend the meeting?

A:
All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:
How do I vote?

A:
You may vote in two ways:
•
you may come to the Annual Meeting and cast your vote in person; or

•
you may vote by completing, signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.
Q:
Who is soliciting my proxy?

A:
Pioneer Drilling Company is soliciting your proxy on behalf of its Board of Directors.

Q:
What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:
If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of all the nominees as Class I directors (Proposal 1) and FOR ratification of the appointment of KPMG LLP as our independent auditors for the year ending March 31, 2003 (Proposal 2). We are unaware of any other matters that may come before the Annual Meeting. If they do, the proxy holders will vote the proxies in their best judgment.

Q:
What if I vote by proxy and then change my mind?

A:
You can revoke your proxy at any time before the Annual Meeting by:
•
writing to Pioneer Drilling Company's Secretary at the mailing address in the answer to the last question on the next page;

•
delivering a properly executed proxy dated after the date of the proxy you want to revoke; or

  •
  attending the Annual Meeting and casting your vote in person.
Q:
When did Pioneer Drilling Company first distribute this proxy statement and the accompanying form of proxy to shareholders?

A:
We first distributed this proxy statement and the accompanying form of proxy to our shareholders on or about July 10, 2002.

Q:
What constitutes a quorum?

A:
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting constitutes a quorum. We need a quorum of shareholders to hold a valid Annual Meeting. If you properly sign and return your proxy card, you will be considered part of the quorum.

  We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to do so. If a quorum is not present, a majority in interest of those present or represented at the Annual Meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is present or represented.

Q:
What vote is required for the passage of each of the proposals up for consideration at the Annual Meeting?

A:
Directors are elected by a plurality of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the vote for directors. Ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2003 requires the affirmative vote of a majority of the votes entitled to be cast by the shareholders that voted for or against or expressly abstained from voting. An abstention will have the effect of a vote against the ratification of the appointment of KPMG LLP as our independent auditors, and a broker non-vote will not have any effect on the vote to ratify that appointment.

Q:
Who will count the votes?

A:
Representatives of Registrar & Transfer Co., the transfer agent for our common stock, will tabulate the votes.

Q:
What shares are included on the proxy card?

A:
The shares listed on your card represent all the shares of stock held in your name (as distinguished from shares held by a broker in "street" name). You will receive a separate card from your broker if your broker holds shares for you in "street" name.

Q:
What does it mean if I receive more than one proxy card?

A:
It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:
What is Pioneer Drilling Company's mailing address?

A:
Our mailing address is Pioneer Drilling Company, 9310 Broadway, Bldg. I, San Antonio, Texas 78217.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table shows the beneficial ownership of our common stock as of June 20, 2002 by (1) each person we know who beneficially owns more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) our chief executive officer and each of our other executive officers named in the summary compensation table in this proxy statement and (4) all our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner
	Number		Percent
WEDGE Energy Services, L.L.C. and Mr. Issam M. Fares 1415 Louisiana, Suite 3000 Houston, Texas 77002	11,741,007	(1)(2)	57%
T.L.L. Temple Foundation 109 Temple Blvd., Suite 300 Lufkin, Texas 75901-7321	1,799,647		11%
Temple Interests, L.P. 109 Temple Blvd., Suite 300 Lufkin, Texas 75901-7321	199,391		1%
Wm. Stacy Locke 9310 Broadway, Bldg. I San Antonio, Texas 78217	1,170,480	(3)	7%
Michael E. Little 9310 Broadway, Bldg. I San Antonio, Texas 78217	973,882	(4)	6%
William D. Hibbetts 13007 Blanche Coker San Antonio, Texas 78216	136,612	(5)	*
William H. White 1415 Louisiana, Suite 3000 Houston, Texas 77002	22,000	(6)	*
James M. Tidwell 1415 Louisiana, Suite 3000 Houston, Texas 77002	15,000	(7)	*
C. John Thompson 813 N. 2nd Bellaire, Texas 77401	15,000	(8)	*
Dean A. Burkhardt 2125 Bolsover Houston, Texas 77055	10,000	(9)	*
Wayne Squires 3642 Aransas Street Corpus Christi, Texas 78411	167,031	(10)	1%

Andrew Mills 314 E. Main Henderson, Texas 75652	25,000	(11)	*
All executive officers and directors as a group (11 persons)	2,535,005	(12)	15%

* Less than 1%

(1)
Based on information included in a Schedule 13D that WEDGE Energy Services, L.L.C. and Mr. Issam M. Fares filed, as amended on May 24, 2001. WEDGE has advised us that Mr. Fares is the ultimate beneficial owner of all the outstanding ownership interests of WEDGE. The Schedule 13D states that Messrs. White and Tidwell are officers of WEDGE and that Mr. White is also a director of WEDGE.

(2)
Includes 4,500,000 shares of common stock which would be issued if WEDGE were to convert a Convertible Subordinated Debenture issued to WEDGE in October 2001.

(3)
Includes 25,387 shares of common stock owned by members of Mr. Locke's immediate family and options to purchase 600,000 shares of common stock.

(4)
Includes options to purchase 650,000 shares of common stock.

(5)
Includes options to purchase 10,000 shares of common stock.

(6)
Includes options to purchase 10,000 shares of common stock.

(7)
Includes options to purchase 15,000 shares of common stock.

(8)
Includes options to purchase 15,000 shares of common stock.

(9)
Includes options to purchase 10,000 shares of common stock.

(10)
Mr. Squires employment with our company terminated on December 5, 2001.

(11)
Includes options to purchase 20,000 shares of common stock. Mr. Mills employment with our company terminated on March 30, 2002. If not exercised, these options expire on June 29, 2002.

(12)
Includes options to purchase 1,330,000 shares of common stock.

        All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. The number of shares and percentage of ownership for each person listed and for the directors and executive officers as a group assumes that shares of common stock those persons may acquire within 60 days are outstanding, unless otherwise indicated.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of seven directors. Our Board of Directors is divided into three separate classes (Class I, Class II and Class III) with staggered terms. The current term of office for three of our Class I directors will expire at the Annual Meeting.

        The Board has nominated Messrs. William D. Hibbetts, James M. Tidwell and Dean A. Burkhardt, each of whom currently serves on the Board, as nominees for current re-election at the Annual Meeting as Class I directors. Messrs. Tidwell and Burkhardt are nominees of WEDGE under our agreements with WEDGE described below in "Certain Relationships and Related Transactions." Messrs. Hibbetts and Tidwell were elected at our 2001 annual meeting of shareholders. Our Board of Directors appointed Mr. Burkhardt to the Board on October 26, 2001 as a Class I director. Information regarding their ages and backgrounds is also set forth below.

        Assuming the presence of a quorum, the election of any director requires the favorable vote of the holders of a plurality of the shares present and voting, in person or by proxy, at the Annual Meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, and unless you withhold authority to vote for one or more of the nominees, the persons named as proxies will vote FOR the election of the nominees listed below. We do not expect that any of the nominees will refuse or be unable to act as a director. If, however, any nominee becomes unable or unwilling to serve as a director, the persons named as proxies intend to vote the proxy shares for the election of any other person the Board of Directors may designate.

Nominees as Class I Directors for election for terms expiring at the 2002 Annual Meeting	Age	Position(s) Held
William D. Hibbetts	53	Senior Vice President, Chief Accounting Officer, Secretary and Director
James M. Tidwell	55	Director
Dean A. Burkhardt	51	Director

        Dean A. Burkhardt has served as one of our directors since October 26, 2001. Mr. Burkhardt has been an investor and consultant in the energy service industry during the last five years as well as a co-owner of the Dubina Rose Ranch, Ltd, a ranch business engaged in the breeding and selling of American Quarter Horse Association registered horses and coastal hay. Since 1997, Mr. Burkhardt has provided consulting services regarding oil and gas projects in Bolivia and Argentina to Frontera Resources Corporation, a developer and operator of oil and gas projects in emerging markets, consulting services regarding investments in fuel cells and workover services to WEDGE (1997-1998), and consulting services relating to the marketing of technical drilling engineering and quality management services to T. H. Hill & Associates, Inc., a drilling engineering and quality management services provider. Mr. Burkhardt co-founded Cheyenne Services, Inc. (1979), a provider of oilfield tubular make-up, tubular inspection, and third-party quality assurance services, and Applied Petroleum Software, Inc. (1983), a provider of production engineering software. From 1981 to 1982, Mr. Burkhardt was President and CEO of Tescorp Energy Services, a provider of hydraulic workover services, rental tools and tubular services.

        William D. Hibbetts has served as one of our directors since June 1984 and as our Vice President, Chief Accounting Officer and Secretary since December 2000. He became a Senior Vice President in May 2002. He served as the Chief Financial Officer of International Cancer Screening Laboratories from March 2000 to December 2000 and as the Chief Accounting Officer of Southwest Venture Management Company from July 1988 to May 1999. Mr. Hibbetts was the Treasurer/Controller of Gary Pools, Inc. from May 1986 to July 1988. He previously served as an officer of our company from

January 1982 until May 1986. Before initially joining our company, Mr. Hibbetts served in various positions as an accountant with KPMG Peat Marwick LLP from June 1971 to December 1981, including as an audit manager from July 1978 to December 1981

        Michael E. Little has served as one of our directors since November 1998 and became our Chairman of the Board and Chief Executive Officer in November 1998. Mr. Little served as President and Chief Executive Officer and as a director of Dawson Production Services, Inc. from March 1982 until it was acquired by Key Energy Services, Inc. in October 1998. He also served as Chairman of the Board of Dawson Production Services, Inc. from March 1983 to October 1998. From 1980 to 1982, Mr. Little was Vice President of Cambern Engineering, Inc., a company that provided drilling and completion consulting services in the Texas Gulf Coast area. From 1976 to 1980, he was employed by Chevron USA as a drilling foreman and as a drilling engineer. Mr. Little is also a director of Venus Exploration, Inc., an oil and gas exploration and production company, and Intercontinental Bank Shares Corporation, a bank holding company.

        Wm. Stacy Locke has served as one of our directors since May 1995. He has been our President and Chief Financial Officer since August 2000. He previously served as our President and Chief Operating Officer from November 1998 to August 2000 and as our President and Chief Executive Officer from May 1995 to November 1998. Prior to joining Pioneer Drilling Company, Mr. Locke was Vice President—Investment Banking with Arneson, Kercheville, Ehrenberg & Associates, Inc. from January 1993 to April 1995. He was Vice President—Investment Banking with Chemical Banking Corporation's Texas Commerce Bank from 1988 to 1992. He was Senior Geologist with Huffco Petroleum Corporation from 1982 to 1986. From 1979 to 1982, Mr. Locke worked for Tesoro Petroleum Corporation and Valero Energy as a Geologist.

        C. John Thompson has served as one of our directors since May 2001. Mr. Thompson has been a consultant since December 2001. He was Vice President and Co-Manager of Enron Energy Capital Resources from February 2000 to December 2001. From September 1997 to February 2000, Mr. Thompson was a principal in Sagestone Capital Partners, which provided investment banking services to the oil and gas industry and portfolio management services to various institutional investors. From December 1990 to May 1997, Mr. Thompson held various positions with Enron Energy Capital Resources and its predecessor companies. From 1977 until 1990, Mr. Thompson worked in the energy banking industry.

        James M. Tidwell has served as one of our directors since March 2001. Mr. Tidwell currently serves as Vice President and Chief Financial Officer of WEDGE Group Incorporated, a position he has held since January 2000. From June 1999 to January 2000, Mr. Tidwell served as President of Daniel Measurement and Control, a division of Emerson Electric Company. From August 1996 to June 1999, he was Executive Vice President and Chief Financial Officer of Daniel Industries, Inc., a leading supplier of specialized equipment and systems to oil, gas and process operators and plants to measure and control the flow of fluids. For more than five years prior to joining Daniel Industries, Inc., Mr. Tidwell served as Senior Vice President and Chief Financial Officer of Hydril Company, a worldwide leader in engineering, manufacturing and marketing of premium tubular connections and pressure control devices for oil and gas drilling and production. Mr. Tidwell is also a director of T-3 Energy Services, Inc. and EOTT Energy Corp.

        William H. White has served as one of our directors since May 2000. Mr. White has been the President and Chief Executive Officer of WEDGE Group Incorporated since April 1997. WEDGE is a diversified firm with subsidiaries in engineering and construction, hotel, oil and gas services and real estate businesses. Mr. White served as Deputy Secretary of Energy and Chief Operating Officer of the United States Department of Energy from 1993 to 1995. Prior to his service with the Department of Energy, Mr. White practiced law and served on the management committee of the law firm of Susman Godfrey, L.L.P. From December 1995 to June 1998 Mr. White served as Chairman of the Democratic

Party of Texas. He also served as an adjunct professor at the University of Texas School of Law. Mr. White currently serves on the board of Chicago Bridge and Iron Company and Baylor College of Medicine.

Class II Directors whose terms expire at the 2003 Annual Meeting	Age	Position(s) Held
Wm. Stacy Locke	46	President, Chief Financial Officer and Director
C. John Thompson	49	Director
Class III Directors whose terms expire at the 2004 Annual Meeting	Age	Position(s) Held
Michael E. Little	47	Chairman, Chief Executive Officer and Director
William H. White	48	Director

        In connection with our sale of various securities to WEDGE, we have agreed that, so long as WEDGE owns at least 10% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors one person designated by WEDGE who shall be a nominee to our Board of Directors, but only if it is necessary to cause at least one WEDGE board nominee to continue as a director after such election. So long as WEDGE owns at least 25% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors up to three persons designated by WEDGE who shall be nominees to our Board of Directors, but only if necessary to cause at least three WEDGE board nominees to continue as directors after such election. If WEDGE has three nominees on the Board of Directors, at least one shall be an individual with no affiliation to WEDGE, or its affiliates, who shall serve as an independent outside director. Additionally, at least one of WEDGE's board nominees shall be appointed to serve on our audit committee and compensation committee. In addition, Messrs. Little and Locke have executed a voting agreement which obligates them to vote the shares of common stock they own in favor of any WEDGE director nominee or nominees. See "Certain Relationships and Related Transactions—Transactions with WEDGE Energy Services, L.L.C." Mr. Tidwell is a WEDGE nominee to our Board of Directors and its Audit and Compensation Committees.

        Your Board of Directors unanimously recommends a vote "for" the election of each of the persons nominated for election to the Board of Directors.

INFORMATION CONCERNING MEETINGS
AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Meetings

        Our Board of Directors held four meetings and acted by unanimous written consent on five occasions in fiscal 2002. It has two standing committees: an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing similar functions. During fiscal 2002, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and any committee on which he served, in each case during the period in which he served.

Audit Committee

        During the fiscal year ended March 31, 2002 until October 26, 2001, the Audit Committee of the Board was comprised of Messrs. White, Tidwell and Thompson. On October 26, 2001, upon the Board's appointment of Mr. Burkhardt as a director, Mr. Burkhardt replaced Mr. White as a member of the Audit Committee. Consequently, the Audit Committee has been comprised of Messrs. Tidwell, Thompson and Burkhardt. The initial Audit Committee for fiscal 2002, which was comprised of Messrs. White, Tidwell and Thomson, met three times during fiscal 2002. The current Audit Committee met twice during fiscal 2002.

        Our common stock is listed on the American Stock Exchange. In that connection, we have agreed to comply with the listing standards of the AMEX. We believe that our Audit Committee is independent, as defined by the general listing standards of the AMEX. Although Mr. Tidwell is not independent under the general listing standards of the AMEX, he has been approved by the AMEX to be on the Audit Committee pursuant to an exception to its general listing standards. The Audit Committee's role is one of financial oversight. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditors' work. The following functions are the key responsibilities of the Audit Committee in carrying out its oversight:

    •
    recommending the appointment of our independent auditors to the Board of Directors;

    •
    reviewing the scope of the independent auditors' examination and, at the conclusion of that examination, reviewing the results of the audit, including any comments or recommendations of the independent auditors;

    •
    reviewing our financial policies and accounting systems and controls and our audited and interim unaudited financial statements;

    •
    preparing a report for inclusion in our proxy statement of its review of our audited financial statements, including a statement on whether it recommended that the Board include those financial statements in our annual report on Form 10-K for that year;

    •
    approving and ratifying the duties and compensation of our independent auditors, both for audit and nonaudit services; and

    •
    reviewing and assessing, on an annual basis, the adequacy of the Audit Committee's charter and recommending revisions to the Board.

        The Audit Committee meets separately with the independent auditors to provide an open avenue of communication. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

Compensation Committee

        The Compensation Committee of the Board consists of Messrs. White, Tidwell and Thompson. The Compensation Committee met one time during the fiscal year ending March 31, 2002. The Compensation Committee determines salaries for executive officers and incentive compensation for our senior employees and key management personnel. For additional information concerning the Compensation Committee, see "Report of the Compensation Committee Regarding Executive Compensation."

Director Compensation

        We pay to each of our nonemployee directors fees of $1,000 per quarter for service on our Board of Directors and $250 for each Board meeting the director attends. We also grant nonemployee directors options to purchase 10,000 shares of common stock on initially becoming a director and 5,000 shares of common stock in each subsequent year pursuant to our 1995 and 1999 Incentive Plans. We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.

        EXECUTIVE OFFICERS AND KEY EMPLOYEES

        The following table provides information about our current executive officers and key employees (ages are as of July 1, 2002):

Name	Age	Position(s) Held
Michael E. Little	47	Chairman, Chief Executive Officer and Director
Wm. Stacy Locke	46	President, Chief Financial Officer and Director
Franklin C. West	62	Executive Vice President and Chief Operating Officer
William D. Hibbetts	53	Senior Vice President, Chief Accounting Officer, Secretary and Director
Donald G. Lacombe	48	Senior Vice President—Marketing
Chris F. Parma	52	Vice President, Controller and Treasurer*
Jeff G. Weis	47	Vice President—Contracts/Marketing*

*
Key employee.

        For a description of the business backgrounds of Messrs. Little, Locke and Hibbetts, see "Election of Directors" above.

        Franklin C. West currently serves as our Executive Vice President and Chief Operating Officer. Mr. West joined Pioneer Drilling Company in January 2002. Prior to joining Pioneer Drilling Company, he was Vice President for Flournoy Drilling Company from 1967 until it was acquired by Grey Wolf, Inc. in 1997, and continued in the same capacity for Grey Wolf, Inc. until December 2001. Mr. West has over 40 years' experience in the drilling industry.

        Donald G. Lacombe has served as our Senior Vice President—Marketing since May 2002 and as our Vice President—Marketing from August 2000 to May 2002. Prior to joining Pioneer Drilling Company, he was Contracts and Sales Manager for Grey Wolf, Inc.'s South Texas Division and for Flournoy Drilling Co. from April 1993 to August 2000. Mr. Lacombe was an engineer with Dresser Magcobar from 1978 to 1993. He was an assistant geologist for TransOcean Oil from 1972 to 1975. Mr. Lacombe is presently chairman of the South Texas Chapter of the International Association of

Drilling Contractors ("IADC"). Mr. Lacombe is past President of the South Texas Chapter of the American Petroleum Institute.

        Chris F. Parma currently serves as our Vice President, Controller and Treasurer. He previously served as our Chief Financial Officer from December 1995 to August 2000 and as our Secretary from December 1998 to December 2000. He has been our Controller since October 1990. Before joining our company, Mr. Parma served in various accounting positions with J.H. Uptmore & Associates, Inc., a real estate development company.

        Jeff G. Weis has served as our Vice President of Contracts/Marketing since our acquisition of Pioneer Drilling Co. in August 2000. He previously served as Contracts and Marketing Manager for Pioneer Drilling Co. from September 1995 to August 2000. He served as General Manager of Zarsky Drilling Fluids from 1986 to 1995, and Drilling Fluids Engineer, Regional Technical Advisor and District Manager for Imco Services from 1978 to 1986.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation we paid or accrued for services performed during the fiscal years ended March 31, 2002, 2001 and 2000 by our Chief Executive Officer, our President and three (3) other executive officers who were paid total compensation in excess of $100,000 during fiscal year 2002 (the "named executive officers").

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position	Fiscal Year				Other Annual Compensation(1)	Securities Underlying Options/ARs
		Salary		Bonus
Michael E. Little Director, Chairman and Chief Executive Officer	2002 2001 2000	$ $ $	162,440 66,052 40,000	$78,843 — —	— — —	— — —
Wm. Stacy Locke Director, President and Chief Financial Officer	2002 2001 2000	$ $ $	162,440 142,315 94,672	$78,843 — —	— — —	— — —
Wayne Squires Vice President and Chief Operating Officer(2)	2002 2001 2000	$ $	106,505 99,063 —	$78,843 — —	$279,985 — —	— 250,000 —
Andrew Mills Vice President(3)	2002 2001 2000		$117,962 — —	$21,000 — —	— — —	100,000 — —
William D. Hibbetts Director, Senior Vice President, Chief Accounting Officer and Secretary(4)	2002 2001 2000	$ $	108,840 24,231 —	$27,210 — —	— — —	— 250,000 —

(1)
Excludes the value of perquisites and other personal benefits for the named executive officers because the aggregate amounts did not exceed 10% of the total annual salary and bonus reported for the named executive officers.

(2)
Mr. Squires' employment with our company began on August 19, 2000 and terminated on December 5, 2001. During fiscal year 2002, Mr. Squires was paid $279,985 as a buy-out of the remaining term of his employment contract. In January 2002, Mr. West joined our company as Executive Vice President and Chief Operating Officer. Mr. West was paid $91,885 during fiscal year 2002, which amount included a $50,000 signing bonus. He was also issued options under our 1999 Stock Option Plan to purchase 450,000 shares of our common stock at an exercise price of $3.00 per share.

(3)
Mr. Mills' employment with our company began on March 30, 2001 and terminated on March 30, 2002.

(4)
Mr. Hibbetts' employment with our company began on December 7, 2000.

Option Grants in Last Fiscal Year

        No options were granted to the named executive officers during the fiscal year ended March 31, 2002.

Stock Option Exercises and 2002 Fiscal Year-End Option Values

        The following table details the number and value of securities underlying unexercised options held by the named executive officers at March 31, 2002. No options were exercised by the named executive officers during the fiscal year ended March 31, 2002.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. Little	650,000	0	$2,665,000	0
Wm. Stacy Locke	800,000	0	3,280,000	0
Wayne Squires(2)	0	0	0	0
Andrew Mills(3)	20,000	0	82,000	0
William D. Hibbetts	10,000	20,000	41,000	82,000

(1)
Based on the closing price of $4.10 per share for our common stock on the American Stock Exchange on March 28, 2002.

(2)
Mr. Squires' employment with our company terminated on December 5, 2001. All unvested options held by him terminated on that date. All unexercised vested options held by him expired 90 days after December 5, 2001, and thus all options held by him were terminated as of the end of fiscal year 2002.

(3)
Mr. Mills' employment with our company terminated on March 30, 2002. All unvested options held by him terminated on that date. All vested options held by him expire 90 days after March 30, 2002, and thus all options held by him were terminated as of June 29, 2002.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,320,000	$1.47	310,413
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,320,000	$1.47	310,413

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with WEDGE Energy Services, L.L.C.

        On March 30, 2001, we issued and sold for cash a $9,000,000 principal amount, 4.86% subordinated debenture to WEDGE. The debenture had a maturity date of March 29, 2002 and was subordinated to all our outstanding bank debt or debt incurred under our then current bank credit facilities or any extension or renewal of any of those facilities. We repurchased this debenture on May 18, 2001. We funded the repayment of the $9,000,000 face amount of the debenture, together with the payment of $59,535 of accrued interest, with a short-term bank borrowing. We then sold an additional 2,400,000 shares of our common stock to WEDGE in a private placement for $9,048,000, or $3.77 per share.

        On October 9, 2001, we sold a 6.75% convertible subordinated debenture in the principal amount of $18,000,000 convertible at a rate of $4.00 of debt per share of our common stock (the "October Debenture") to WEDGE for $18,000,000 in cash.

        In July, 2002, we entered into an agreement to sell to WEDGE 6.75% convertible subordinated debentures in the aggregate principal amount of $28,000,000, due in July, 2007 (the "New Debentures") in exchange for the cancellation of the October Debenture and an additional $10,000,000 in cash, $7,000,000 of which will be used to pay bank debt. The New Debentures are convertible at a rate of $4.31 of debt per share of our common stock, which if fully converted will result in the issuance of 6,500,000 shares of our common stock to WEDGE. $25,000,000 in principal amount of the New Debentures was issued in July, 2002, and an additional $3,000,000 in principal amount of the New Debentures will be issued on or before September 30, 2002. The New Debentures are assignable to WEDGE or its affiliates.

        Unlike the October Debenture which could not be prepaid, the New Debenture includes call provisions under which we may, at our option, prepay the New Debenture after July, 2004, at 105% of principal during 2004, 104% during 2005, 103% during 2006, and 100% during 2007 and thereafter.

        At our 2001 annual meeting, we adopted a staggered board of directors. As a result, we have modified our voting agreement with WEDGE, such that now, so long as WEDGE owns at least 10% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors, one person designated by WEDGE who shall be a nominee to our Board of Directors, but only if it is necessary to cause at least one WEDGE board nominee to continue as a director after such election. So long as WEDGE owns at least 25% of our outstanding capital stock, we will support and cause to be placed on the ballot at any election of directors up to three persons designated by WEDGE who shall be nominees to our Board of Directors, but only if necessary to cause at least three WEDGE board nominees to continue as directors after such election. If WEDGE has three nominees on the Board of Directors, at least one shall be an individual with no affiliation to WEDGE, or its affiliates, who shall serve as an independent outside director. Additionally, at least one of WEDGE's board nominees shall be appointed to serve on our audit committee and compensation committee.

        WEDGE owns 7,241,007 shares of our common stock, which constitutes approximately 44.91% of our issued and outstanding common stock. Upon full conversion of the New Debenture into shares of our common stock, WEDGE would own 13,741,007 shares, which would constitute approximately 60.74% of our outstanding common stock, assuming no other issuances of common stock prior to the full conversion of the New Debenture.

        We have granted WEDGE both demand registration rights and piggyback registration rights in connection with our sales of shares of common stock to WEDGE, including any common stock that may be issued to WEDGE as the result of any conversion of the New Debenture. These rights generally obligate us to cause the registration of the shares of common stock that WEDGE holds upon request, up to four times with respect to WEDGE's demand registration rights and an unlimited number of times with respect to WEDGE's piggyback registration rights.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. All required filings for the 2002 fiscal year were made on a timely basis.

        In making these disclosures, we relied solely on written statements of directors, executive officers and shareholders and copies of the reports that they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of Pioneer Drilling Company:

        We have reviewed and discussed with management Pioneer Drilling Company's audited financial statements as of and for the year ended March 31, 2002.

        In addition, we have discussed with KPMG LLP, Pioneer Drilling Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board's Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with that firm its independence from Pioneer Drilling Company. We also considered whether KPMG LLP's provision of services that are not related to the audit of Pioneer Drilling Company's financial statements is compatible with maintaining that firm's independence from Pioneer Drilling Company.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors of Pioneer Drilling Company that the audited financial statements referred to above be included in Pioneer Drilling Company's annual report on Form 10-K for the year ended March 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee
Dean A. Burkhardt, Chairman James M. Tidwell C. John Thompson

REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors of Pioneer Drilling Company (the "Committee") administers Pioneer Drilling Company's executive compensation program. The Committee is responsible for establishing appropriate compensation goals for executive officers. The Committee seeks to reward senior management for building long-term shareholder value. In addition, the Committee designs executive compensation programs to provide the ability to attract, motivate and retain management personnel necessary to Pioneer Drilling Company's success.

Base Salaries

        The Committee determines base salaries for executives initially by evaluating executives' levels of responsibility, prior experience, breadth of knowledge and equity compensation, as well as external pay practices in the contract drilling industry. The Committee intends to review executive salaries annually based on a variety of factors, including individual performance, general levels of market salary increases and Pioneer Drilling Company's overall results. The Committee grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes using a qualitative, rather than quantitative, performance assessment. The Committee does not use a specific performance formula or a weighting of factors in determining base salary levels. However, the Committee considers operating performance, execution of Pioneer Drilling Company's business strategy, earnings levels and progress in implementing business development efforts in establishing base salary increases for executives.

Increase in Chief Executive Officer's Salary

        During the fiscal year ending March 30, 2002, the annual salary of Mr. Little, our chief executive officer did not increase.

Stock Option Plans

        The Company periodically makes stock option grants to its executive officers under its 1995 and 1999 Stock Option Plans. The Committee believes this equity-based compensation provides appropriate incentive to executive management to seek maximum shareholder benefit. During the fiscal year ended March 31, 2002, Pioneer Drilling Company granted options to purchase 450,000 shares of common stock to Franklin C. West in conjunction with his beginning employment with the Company. In addition, Donald G. Lacombe was granted options to purchase an additional 50,000 shares of common stock.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to certain executive officers, except for qualified performance-based compensation. Pioneer Drilling Company had no nondeductible compensation expense for the year ended March 31, 2002. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with the Pioneer Drilling Company's objectives.

        This report is furnished by the Compensation Committee of the Board of Directors.

                      William H. White, Chairman
                      James M. Tidwell
                      C. John Thompson

PERFORMANCE GRAPH

        The following graph compares, for the period from March 31, 1997 to March 31, 2002, the cumulative shareholder return on our common stock with the cumulative total return on the AMEX Composite Index and a peer group index we selected that includes three public companies within our industry. The comparison assumes that $100 was invested on March 31, 1997 in our common stock, the AMEX Composite Index and the peer group index, and further assumes all dividends were reinvested. During the period from March 31, 1997 through March 7, 2001, our common stock was traded on the over-the-counter market and quoted in the National Quotation Bureau's "Pink Sheets." Since March 8, 2001, our shares of common stock have been listed on the American Stock Exchange.

        The companies that comprise the peer group index are TMBR/Sharp Drilling, Inc., Grey Wolf, Inc. and Patterson—UTI Energy, Inc.

Comparison of Cumulative Total Return

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

        The Board of Directors has selected KPMG LLP to serve as our independent auditors for the year ending March 31, 2003. Although shareholder ratification is not required, the Board has directed that such appointment be submitted to the shareholders for ratification at the Annual Meeting. KPMG LLP has served as our independent auditors since 1979. Representatives of KPMG LLP will be present at the meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

        Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the shareholders that voted for or against or expressly abstained from voting is necessary to ratify the selection of KPMG LLP as our independent auditors for the year ending March 31, 2003. The enclosed form of proxy provides a means for you to vote for the ratification of selection of independent auditors, to vote against it or to abstain from voting with respect to it. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, in favor of the ratification of the selection of KPMG LLP as independent auditors. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the ratification of the appointment of our independent auditors, and a broker non-vote will not have any effect on the vote.

Audit Fees

        KPMG LLP's fees for our fiscal 2002 audit were $146,000.

Financial Information Systems Design and Implementation Fees

        We did not incur any fees to KPMG LLP in fiscal 2002 with respect to financial information systems design and implementation services.

All Other Fees

        KPMG LLP's fees for all other professional services rendered to us in fiscal 2002 were $81,547.

        Our Board of Directors unanimously recommends a vote "for" the ratification of the appointment of KPMG LLP as independent auditors of Pioneer Drilling Company for the year ending March 31, 2003.

EXPENSES RELATED TO THIS PROXY SOLICITATION

        We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners. We estimate these expenses to be approximately $7,500.

OTHER INFORMATION

Date for Submission of Shareholder Proposals

        Under rules the SEC has established, any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2003 annual meeting of shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 9310 Broadway, Bldg. I, San Antonio, Texas 78217, so that we receive that notice by no later than the close of business on March 12, 2003, unless the date of our 2003 annual meeting of shareholders is more than 30 days from the anniversary date of our 2002 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2003 annual meeting of shareholders. If you submit a shareholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

        In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. In general, the procedure provides that shareholders must submit proposals to us in writing containing certain information specified in our bylaws not earlier than 180 days and not less than 90 days prior to the first anniversary of our preceding year's annual meeting. These requirements are in addition to the SEC's requirements that a shareholder must comply with to have a shareholder proposal included in our proxy statement. Shareholders must deliver the proposals to our Corporate Secretary at Pioneer Drilling Company 9310 Broadway, Bldg. I, San Antonio, Texas 78217.

Other Matters

        Our Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

                      By Order of the Board of Directors

                      William D. Hibbetts
                      Corporate Secretary

San Antonio, Texas
July 10, 2002

(Front of Card)

PIONEER DRILLING COMPANY

Proxy for the Annual Meeting of Shareholders
to be Held on August 16, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wm. Stacy Locke and William D. Hibbetts, and each of them, with full power of substitution and resubstitution to represent the undersigned and to vote all the shares of common stock of Pioneer Drilling Company, a Texas corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on August 16, 2002 and at any adjournment or postponement thereof (1) as hereinafter specified on the proposals listed on the reverse side hereof and as more particularly described in the Proxy Statement of the Company dated July 10, 2002 (the "Proxy Statement") and (2) in their discretion on such other matters as may properly come before the meeting.

Every properly signed proxy that is returned prior to the meeting will be voted in accordance with the specifications made thereon. If not otherwise specified, the shares represented by this proxy will be voted (1) FOR the nominees listed in Proposal 1 and (2) FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2003 in Proposal 2.

The undersigned hereby acknowledges receipt of the Company's annual report for the fiscal year ended March 31, 2002 and its Notice of 2002 Annual Meeting of Shareholders and the related Proxy Statement.

(Back of Card)

Please mark, sign and date your Proxy Card
and promptly return it in the enclosed envelope.

ANNUAL MEETING OF SHAREHOLDERS
PIONEER DRILLING COMPANY

August 16, 2002

Please fold and detach here.

        ☒    Please mark votes in blue or black ink as in this example.

        The Board of Directors recommends a vote FOR each of the following proposals:

        PROPOSAL 1.    To elect the nominees listed at right to the Board of Directors to serve until their respective successors are elected and qualified.

☐	FOR all nominees listed at right (except as indicated to the contrary below).*	☐	WITHHOLD AUTHORITY to vote for all nominees listed at right.	NOMINEES: William D. Hibbetts James M. Tidwell Dean A. Burkhardt

        * INSTRUCTION: To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided here:

        PROPOSAL 2.    To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN
	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING ☐

In their discretion, the proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company's 2002 Annual Meeting of Shareholders.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date:	Signature:
Date:	Signature:

NOTE: Please sign exactly as your name(s) appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. If a corporation, please print full corporation name and have authorized officer sign and indicate title. If a partnership, please print partnership name and have authorized person sign and indicate title.

QuickLinks

PIONEER DRILLING COMPANY 9310 Broadway, Bldg. I San Antonio, Texas 78217 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held Friday, August 16, 2002
PIONEER DRILLING COMPANY PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
  Director Meetings
  Audit Committee
  Compensation Committee
  Director Compensation
EXECUTIVE COMPENSATION
  Summary Compensation Table
  Option Grants in Last Fiscal Year
  Stock Option Exercises and 2002 Fiscal Year-End Option Values
  Equity Compensation Plan Information
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
  Transactions with WEDGE Energy Services, L.L.C.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION
  Base Salaries
  Increase in Chief Executive Officer's Salary
  Stock Option Plans
  Compliance with Internal Revenue Code Section 162(m)
PERFORMANCE GRAPH
Comparison of Cumulative Total Return
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
  Audit Fees
  Financial Information Systems Design and Implementation Fees
  All Other Fees
EXPENSES RELATED TO THIS PROXY SOLICITATION
OTHER INFORMATION
  Date for Submission of Shareholder Proposals
  Other Matters